UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2021

Radius Global Infrastructure, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39568	98-1524226
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bala Plaza East, Suite 502 Bala Cynwyd, PA	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-4910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	RADI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒     Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2021, AP WIP ArcCo Investments, LLC, a Delaware limited liability company (“AP WIP ArcCo Investments”) and subsidiary of Radius Global Infrastructure, Inc. (the “Company”), entered into a subscription agreement (the “Subscription Agreement”) providing for loans of up to €750 million, with the original subscribers and original holders party thereto, and GLAS USA LLC, as registrar, and AP WIP Investments, LLC, a Delaware limited liability company (“AP WIP Investments”) that is a subsidiary of the Company and the parent company of AP WIP ArcCo Investments, as guarantor. The Subscription Agreement provides for funding in the form of promissory certificates consisting of tranches in Euros, Pounds Sterling, and U.S. dollars.

AP WIP ArcCo Investments is the sole borrower under the terms of the Subscription Agreement. AP WIP Investments is a guarantor of AP WIP ArcCo Investments’s obligations under the Subscription Agreement and the obligations are also secured by the direct equity interests in AP WIP ArcCo Investments. The obligations are additionally secured by a debt service reserve account and escrow cash account of AP WIP ArcCo Investments available for making of incremental asset acquisitions as well as secured by direct equity interests and bank accounts of certain other subsidiaries of AP WIP ArcCo Investments. The obligations are senior in right of payment to all other debt of AP WIP ArcCo Investments. Payments under the Subscription Agreement will be made quarterly. There is no cross-default or cross-acceleration to any other senior secured debt of the Company. Principal under the Subscription Agreement may be prepaid in whole or in part on any date, subject to the payment of any applicable prepayment fee. Each tranche under the Subscription Agreement may include sub-tranches, whose promissory certificates may have a different interest rate or maturity date than other promissory certificates under the related tranche. AP WIP ArcCo Investments is subject under the Subscription Agreement to certain financial condition and testing covenants (such as interest coverage and leverage limits) as well as restrictive and operating covenants relating to, among others, future indebtedness and liens and other material activities of AP WIP ArcCo Investments and its affiliates.

The Company anticipates that, on or about January 13, 2022, AP WIP ArcCo Investments will borrow €225 million of the amount available under the Subscription Agreement in the form of a Class A-1 Tranche. In connection with this borrowing, $5 million will be funded to and is required to be held in a debt service reserve account. The initial Class A-1 Tranche balance is expected to accrue interest at a fixed annual rate of 3.21%, which will be payable quarterly. This initial Class A-1 Tranche balance matures approximately eight years from the funding date, at which time all outstanding principal will be required to be repaid.

The above description of the Subscription Agreement is a summary and is qualified in its entirety by reference to the text of the Subscription Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 21, 2021, the Company issued a press release announcing (i) the entry into (and expected funding under) the Subscription Agreement, (ii) the closing of the Series 4-A Tranche and Series 4-B Tranche described below in Item 8.01, and (iii) the completion of the redemption of the Company’s outstanding, but unexercised warrants. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01	Other Events.

Additional Funding under Facility Agreement

On December 17, 2021, AP WIP International Holdings, LLC (“IWIP”), a subsidiary of the Company, borrowed additional funds under its facility agreement, dated October 24, 2017 by and among IWIP, as borrower, AP WIP Investments, as guarantor, Telecom Credit Infrastructure Designated Activity Company, as original lender, Goldman Sachs Lending Partners LLC, as agent, and GLAS Trust Corporation Limited, as security agent (the “Facility Agreement”), that provides for loans of up to £1.0 billion and providing for funding in the form of loans consisting of tranches in Euros, Pounds Sterling, Canadian dollars, Australian dollars and U.S. dollars.

The additional borrowings made under the Facility Agreement consisted of €97.2 million (“Series 4-A Tranche”) and £33.7 million (“Series 4-B Tranche”) and resulted in an increase in our outstanding debt thereunder of approximately $154.0 million. The Series 4-A Tranche and the Series 4-B Tranche loans are ten-year, interest-only notes that mature in October 2031 and accrue interest of 2.84% and 3.78% per annum, respectively. In connection with the Series 4-A Tranche and Series 4-B Tranche borrowings, the Facility Agreement was also amended as more fully set forth as Exhibit 10.2 to this Current Report on Form 8-K.

Warrant Redemption

Additionally, on December 17, 2021, the Company completed the previously announced redemption of all of its outstanding, unexercised warrants to purchase shares of the Company’s Class A common stock that had been issued under its Amended and Restated Warrant Instrument dated October 2, 2020. Prior to the redemption, 49.2 million warrants were exercised, resulting in the issuance of 16.4 million shares of Class A common stock, generating approximately $188.7 million of gross cash proceeds to the Company. Pursuant to the redemption, the Company redeemed 0.8 million warrants for a redemption price of $0.01 per warrant. After completing the redemption, the Company had 92.2 million shares of Class A common stock issued and outstanding.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1†	Subscription Agreement, dated as of December 21, 2021, by and among AP WIP ArcCo Investments, LLC, as borrower, AP WIP Investments, LLC, as guarantor, the original subscribers and original holders party thereto, and GLAS USA LLC, as registrar.

10.2	Second Amendment to the Facility Agreement, dated as of December 15, 2021, by and among AP WIP International Holdings, LLC, as borrower, AP WIP Investments, LLC, as parent, AP Service Company, LLC, as servicer, Goldman Sachs Lending Partners LLC, as agent for the finance parties, GLAS Trust Corporation Limited, as security agent for the secured parties, and Telecom Credit Infrastructure Designated Activity Company, as original lender.

99.1	Press release issued by Radius Global Infrastructure, Inc. on December 21, 2021.

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

†

Certain schedules and exhibits have been omitted pursuant to Rule 601(a)(5) of Regulation S-K under the Securities Act. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIUS GLOBAL INFRASTRUCTURE, INC.

By:	/s/ Glenn J. Breisinger
Name Glenn J. Breisinger
Title: Chief Financial Officer and Treasurer

Date: December 22, 2021